Exhibit 23(a)


 Coopers                         Coopers & Lybrand L.L.P.
 & Lybrand
                                 a professional services firm






                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Proffitt's, Inc. on Form S-4 of our report dated March 17, 1995, on our audits of the consolidated financial statements of Proffitt's, Inc. as of January 28, 1995 and January 29, 1994, and for each of the three years in the period ended January 28, 1995, and our report dated March 17, 1995 on our audit of the financial statement schedule listed in Item 14(a)2 of Form 10-K, which reports are incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Knoxville, Tennessee
December 27, 1995






















Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).